UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 17, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL		33160
(Address of Principal Executive Offices)		(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2014, as a result of the true up under the Master Exchange Agreement dated as of September 15, 2014 (the “Agreement”) between the Company and with Crede CG III, Ltd., an exempted company incorporated under the laws of Bermuda (“Crede”), the Company issued an additional 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). As a result of further true up under the Agreement, Crede is obligated to return to the Company 101,816 shares of Common Stock. After such issuance on September 17, 2014, the true-up period for exchange of the notes purchased by Crede was terminated, concluding the Company’s share issuance obligations to Crede.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On September 17, 2014, as a result of the true up under the Agreement, the Company issued an additional 2,000,000 shares of the Common Stock. As a result of further true up under the Agreement, Crede is obligated to return to the Company 101,816 shares of Common Stock. Such shares of restricted common stock of the Company were issued to Crede in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), exemption from the registration requirements under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Title:	Jonathan New Chief Financial Officer